EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated May 12, 2000 relating to the financial statements of Pontotoc Production, Inc. ("Pontotoc") as of March 31, 1999 and 2000, and for the two years then ended, and to all references to our firm included in this registration statement on Form S–4 filed by Ascent Energy Inc.

GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 23, 2001